UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 24, 2014

Armada Oil, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55128	98-0195748
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

5220 Spring Valley Road
Suite 615
Dallas, TX 75254
 (Address of principal executive offices, including zip code)

(972) 490-9595
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2013, our wholly owned subsidiary, Mesa Energy, Inc. (“MEI”), formed TNR Holdings, LLC (“TNRH”), a Delaware limited liability company, as a wholly owned subsidiary and contributed its member’s capital in Tchefuncte Natural Resources, LLC and Mesa Gulf Coast, LLC to TNRH.  From December 20, 2013 to June 16, 2014, the Company sold 72.876% of its interest in TNRH to Gulfstar Resources, LLC, (“Gulfstar”). The Company sold its remaining 27.124% interest in TNRH to Gulfstar on November 26, 2014.  This sale consisted of 8,152 Class B interests in TNRH at a purchase price of $614.88 per Class B Unit, for an aggregate amount of $5,012,473. The Company no longer has any interest in TNRH or its assets, consisting of five fields located in South Louisiana.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 22, 2011, the Company obtained a $25 million senior secured revolving line of credit (the “Credit Facility") pursuant to a certain loan agreement, as amended to date (the “Loan Agreement”), with F&M Bank and Trust Company (“F&M Bank”), now with Prosperity Bank (“Prosperity”), successor to F&M Bank by way of a merger.

The maturity date on the Company’s outstanding loan under the Credit Facility was November 22, 2014 (the “Maturity Date”).  As of the Maturity Date, the outstanding balance of principal under the Credit Facility was $8,072,693 and the outstanding balance of accrued but unpaid interest was $39,971.05.  The Company failed to pay these amounts to Prosperity on November 24, 2014, the first business day following the Maturity Date and, thus, is in default of the repayment terms of the Loan Agreement.  $4,600,000 of the principal amount due was paid on November 26, 2014, from the proceeds of the sale of the Class B Units to Gulfstar (as discussed in Item 2.01 above), leaving a principal balance due of $3,472,693. The Company’s obligations under the Credit Facility are secured by all of the Company’s leasehold assets located in Woodson County, Kansas, and guaranteed by the Company and Armada Midcontinent, LLC, the holder of the Kansas leases.

Although the Company is diligently working on arrangements to refinance the Credit Facility, there can be no assurance that we will be successful, and, if we are not able to complete a refinancing, Prosperity may exercise its rights under its security agreement and/or guarantees relating to the Credit Facility.  If Prosperity exercises such rights, our business, financial results and financial condition, would be materially adversely affected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Armada Oil, Inc.

Date:  December 1, 2014

By:  /s/ Randy M. Griffin
Name:  Randy M. Griffin
Title:    Chief Executive Officer